EXHIBIT 99.1

SLR Investment Corp. Announces Quarter Ended March 31, 2022 Financial Results

Acquisition of SUNS Expected to Accelerate Portfolio and NII Growth

Declares Monthly Distribution of $0.136667 Per Share for May 2022

Announces $50 Million Share Repurchase Program

NEW YORK, May 03, 2022 (GLOBE NEWSWIRE) -- SLR Investment Corp. (NASDAQ: SLRC) (the “Company” or “SLRC”), today reported net investment income of $13.5 million, or $0.32 per share, for the first quarter of 2022. Excluding one-time expenses relating to the merger with SLR Senior Investment Corp. (“SUNS”), net investment income per average share would have been $0.35 for the quarter ended March 31, 2022. Please see reconciliation table in the discussion of our results of operations for the quarter.

At March 31, 2022, net asset value (NAV) was $19.56 per share.

Beginning in April 2022, after the closing of the merger with SUNS, SLRC adjusted the timing of its distributions from quarterly to monthly. The Company paid a monthly distribution of $0.136667 per share on May 3, 2022 to stockholders of record as of April 21, 2022 and the Company’s Board of Directors (the “Board”) declared a monthly distribution of $0.136667 per share payable on June 2, 2022 to stockholders of record as of May 19, 2022. The specific tax characteristics of each distribution will be reported to stockholders on Form 1099 after the end of the calendar year.

Since the merger with SUNS closed on April 1, 2022, except for certain pro forma information set forth in this press release, SLRC will report financial and operating results of the combined company starting with the second quarter of 2022.

HIGHLIGHTS:

At March 31, 2022:

Comprehensive Investment Portfolio* fair value: $2.0 billion
Number of portfolio companies: >600
Net assets: $826.4 million
Net asset value per share: $19.56
Net debt-to-equity: 0.98x
Available capital**: approximately $765 million, subject to borrowing base availability

Comprehensive Investment Portfolio Activity*** for the Quarter Ended March 31, 2022:

Investments made during the quarter: $173.9 million
Investments prepaid and sold during the quarter: $204.6 million

Operating Results for the Quarter Ended March 31, 2022:

Net investment income: $13.5 million
Net investment income per share: $0.32
Net realized and unrealized loss: $12.0 million
Net increase in net assets from operations: $1.5 million
Earnings per share: $0.04

* The Comprehensive Investment Portfolio for the quarter ended March 31, 2022 is comprised of SLRC’s investment portfolio, SLR Credit Solutions’ (“SLR-CS”) full portfolio, SLR Equipment Finance’s (“SLR-EF”) full portfolio and Kingsbridge Holdings, LLC’s (“KBH”) full portfolio, and excludes the Company’s fair value of the equity interests in SLR-CS, SLR-EF and KBH and also excludes SLRC’s loan to KBH.

** Please see Liquidity and Capital Resources below.

*** Comprehensive Portfolio Activity for the quarter ended March 31, 2022 includes gross originations through SLR-CS, SLR-EF and KBH.

“Post quarter end, SLRC completed its merger with SUNS. Given the expected benefits of the combination, shareholders of both companies overwhelmingly voted in favor of the transaction,” said Michael Gross, Co-CEO of SLR Investment Corp. “Commencing in Q2, SLR Capital Partners, LLC voluntarily agreed to a permanent 25 basis points reduction to SLRC’s base management fee. SLRC’s board of directors has also approved the Company’s adoption of a $50 million share repurchase program. In light of the recent market volatility the share repurchase program provides an additional tool for optimizing capital structure and enhancing shareholder value.”

“Since Q3 2021, SLRC has issued $185 million of unsecured fixed rate notes across two fundings at a blended coupon of 3.2%. SLRC’s financing costs will be meaningfuly reduced when higher priced notes mature during 2022.” said Bruce Spohler, Co-CEO of SLR Investment Corp. “The combined SLRC/SUNS portfolio is highly diversified across multiple lending strategies that are positioned to fuel portfolio and earnings growth.”

Conference Call and Webcast

The Company will host an earnings conference call and audio webcast at 10:00 a.m. (Eastern Time) on Wednesday, May 4, 2022. All interested parties may participate in the conference call by dialing (844) 889-7786 approximately 5-10 minutes prior to the call, international callers should dial (661) 378-9930. Participants should reference SLR Investment Corp. and the participant passcode of 5479948 when prompted. A telephone replay will be available until May 18, 2022 and can be accessed by dialing (855) 859-2056 and using the passcode 5479948. International callers should dial (404) 537-3406. This conference call will also be broadcast live over the Internet and can be accessed by all interested parties through SLR Investment’s website, www.slrinvestmentcorp.com. To listen to the webcast, please go to the Company's website prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay of the webcast will be available soon after the call.

Comprehensive Investment Portfolio

Investment Activity

During the three months ended March 31, 2022, SLRC had total originations of $173.9 million and repayments and amortization of $204.6 million across its five core business units: cash flow, asset-based, equipment finance, life science lending, and corporate leasing resulting in a net portfolio reduction of $30.7 million to the comprehensive portfolio.

The investment activity of our Comprehensive Investment Portfolio for the quarter ended March 31, 2022 was as follows:

Comprehensive Investment Portfolio Activity (1) – Q1 2022 (in millions)
Asset Class	Cash Flow Loans	Asset-based Loans / SLR-CS(2)	Equipment Financings / SLR-EF(3)	Life Science Loans	Corporate Leasing(4)	Total Portfolio Activity
Originations	$2.5	$37.8	$20.8	$36.1	$76.7	$173.9
Repayments / Amortization	$51.3	$10.0	$45.7	$16.2	$81.4	$204.6
Net Portfolio Activity	($48.8)	$27.8	($24.9)	$19.9	($4.7)	($30.7)

(1) Total Portfolio Activity includes gross originations/repayments across each business unit.
(2) Includes SLR-CS’s full portfolio and asset-based loans on the Company’s balance sheet.
(3) Includes SLR-EF’s full portfolio and equipment financings on the Company’s balance sheet.
(4) Includes gross origination and repayment activity for KBH’s portfolio.

Portfolio Composition

SLRC's Comprehensive Investment Portfolio composition by business unit at March 31, 2022 was as follows:

Comprehensive Investment Portfolio Composition (at fair value)	Amount		Weighted Average Asset Yield(5)
	($mm)%

Cash Flow Senior Secured Loans	$372.4	18.3%	8.2%
Asset-Based Senior Secured Loans / SLR-CS(1)	$468.7	23.0%	10.9%
Equipment Senior Secured Financings / SLR-EF(2)	$316.5	15.5%	9.2%
Life Science Senior Secured Loans	$296.1	14.5%	11.0%(6)
Corporate Leasing / KBH(3)	$573.2	28.1%	10.2%(7)
Total Senior Secured Loans	$2,026.9	99.4%	10.0%
Equity and Equity-like Securities	$11.0	0.6%
Total Comprehensive Investment Portfolio	$2,037.9	100.0%
Floating Rate Investments(4)	$1,106.0	54.4%
First Lien Senior Secured Loans	$1,938.8	95.1%
Second Lien Senior Secured Cash Flow Loans	$29.2	1.4%
Second Lien Senior Secured Asset-Based Loans	$58.9	2.9%

(1)  Includes SLR-CS’ full portfolio and asset-based and lender finance loans on the Company’s balance sheet and excludes the Company’s equity investment in SLR-CS.
(2)  Includes SLR-EF’s full portfolio and equipment financings on the Company’s balance sheet and excludes the Company’s equity and debt investments in SLR-EF.
(3)  Includes KBH’s full portfolio and excludes the Company’s equity and debt investments in KBH.
(4)  Floating rate investments calculated as a percent of the Company’s income-producing Comprehensive Investment Portfolio. The majority of fixed rate loans are associated with SLR-EF and leases associated with KBH. Additionally, SLR-EF and KBH seek to match-fund their fixed rate assets with fixed rate liabilities.
(5)  The weighted average asset yield for cash flow, asset-based and life science loans on balance sheet is based on a yield to maturity calculation. The weighted average yield for equipment financing and SLR-CS asset-based loans is calculated based on the expected average life of a loan for each asset class.
(6)  The weighted average asset level yield for life science loans exclude the impact of success fees and/or warrants and are calculated on cost basis.
(7)  Represents the annualized Q1 2022 dividend yield at cost on SLRC’s equity investment in KBH.

The Comprehensive Investment Portfolio is diversified across over 600 unique borrowers in over 80 industries and with an average exposure of $3.3 million, or 0.2% per issuer.

At March 31, 2022, 99.4% of the Company’s Comprehensive Investment Portfolio was invested in senior secured loans, comprised of 95.1% first lien senior secured loans and approximately 4.3% second lien senior secured loans, of which 1.4% were second lien cash flow loans and 2.9% were second lien asset-based loans.

The weighted average yield at fair value of all income-producing investments in the Comprehensive Portfolio was 10.0% at March 31, 2022.

Pro Forma Portfolio Composition
The table below illustrates SLRC’s Comprehensive Investment Portfolio pro forma for the merger, including the estimated portfolio fair values of SUNS, as of March 31, 2022. The SUNS estimate is provided by the investment advisor and the fair values of the portfolio investments held by SUNS at March 31, 2022 were not reviewed or approved by the SUNS board of directors.

Pro forma Comprehensive Investment Portfolio Composition (at fair value)	Amount
	($mm)%
Cash Flow Senior Secured Loans	$613.2	23.0%
Asset-Based Senior Secured Loans / SLR-CS(1)	$471.0	17.7%
Equipment Senior Secured Financings / SLR-EF(2)	$316.5	11.9%
Life Science Senior Secured Loans	$337.0	12.7%
Corporate Leasing / KBH(3)	$573.2	21.5%
Traditional Asset-Based Senior Secured Loans(4)	$263.4	9.9%
Healthcare Asset-Based Senior Secured Loans(5)	$76.7	2.9%
Total Senior Secured Loans	$2,651.0	99.6%
Equity and Equity-like Securities	$11.3	0.4%
Total Comprehensive Investment Portfolio	$2,662.3	100.0%
Floating Rate Investments(6)	$1,697.7	64.0%
First Lien Senior Secured Loans	$2,562.9	96.3%
Second Lien Senior Secured Cash Flow Loans	$29.2	1.1%
Second Lien Senior Secured Asset-Based Loans	$58.9	2.2%

(1) Includes SLR-CS’ full portfolio and asset-based and lender finance loans on the Company’s balance sheet and excludes the Company’s equity investment in SLR-CS.
(2) Includes SLR-EF’s full portfolio and equipment financings on the Company’s balance sheet and excludes the Company’s equity and debt investments in SLR-EF.
(3) Includes KBH’s full portfolio and excludes the Company’s equity and debt investments in KBH.
(4) Includes the full portfolio of SLR Business Credit, all of which are 1st lien senior secured loans.
(5) Includes the full portfolio of SLR Healthcare ABL, all of which are 1st lien senior secured loans.
(6) Floating rate investments calculated as a percent of the Company’s income-producing Comprehensive Investment Portfolio. The majority of fixed rate loans are associated with SLR-EF and leases associated with KBH. Additionally, SLR-EF and KBH seek to match-fund their fixed rate assets with fixed rate liabilities.

SLR Investment Corp. Portfolio

Asset Quality

As of March 31, 2022, on a fair value basis 98.3%, of the Company’s portfolio was performing.

The Company puts its greatest emphasis on risk mitigation and credit performance. On a quarterly basis, or more frequently if deemed necessary, the Company formally rates each portfolio investment on a scale of one to four, with one representing the least amount of risk.

As of March 31, 2022, the composition of our portfolio, on a risk ratings basis, was as follows:

Internal Investment Rating	Investments at Fair Value ($mm)	% of Total Portfolio
1	$276.0	17.0%
2	$1,288.8	79.2%
3	$19.3	1.2%
4	$42.4	2.6%

Investment Income Contribution by Business Unit

Business Unit Contribution to Gross Investment Income (1) (in millions)
For the Quarter Ended:	Cash Flow Lending	Asset-based Lending / SLR-CS	Equipment Financing / SLR-EF	Life Science Lending	Corporate Leasing	Total
3/31/2022	$7.4	$9.6	$3.3	$7.6	$5.1	$33.0
% Contribution	22.3%	28.9%	10.1%	23.2%	15.5%	100.0%

(1)   Investment Income Contribution by Business Unit includes interest income/fees from cash flow loans on balance sheet, income/fees from asset-based loans on balance sheet and distributions from SLR-CS, income/fees from equipment financings and distributions from SLR-EF, distributions from KBH, and income/fees from life science loans.

SLR Investment Corp.’s Results of Operations for the Quarter Ended March 31, 2022 compared to the Quarter Ended March 31, 2021.

Investment Income

For the fiscal quarters ended March 31, 2022 and 2021, gross investment income totaled $33.0 million and $35.9 million, respectively. The decrease in gross investment income for the year over year three month periods was primarily due to a reduction in non-recurring revenue.

Expenses

Expenses totaled $19.5 million and $20.4 million, respectively, for the fiscal quarters ended March 31, 2022 and 2021. The decrease in expenses for the year over year period was primarily due to the reduction in incentive fees. Partially offsetting the decrease were higher general and administrative expenses resulting from one-time expenses related to the merger.

Net Investment Income

The Company’s net investment income totaled $13.5 million and $15.5 million, or $0.32 and $0.37 per average share, respectively, for the fiscal quarters ended March 31, 2022 and 2021. Excluding one-time expenses related to the merger, net investment income per share for the quarter ended March 31, 2022 would have been $0.35.

Non-GAAP Financial Measures

This press release contains certain financial measures that have not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). SLR Investment Corp. uses these non-GAAP financial measures internally in analyzing financial results and believes that the use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing results and trends and in comparing SLR Investment Corp.’s financial results with other business development companies.

Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with SLR Investment Corp.’s consolidated financial statements prepared in accordance with GAAP. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures has been provided in this press release, and investors are encouraged to review the reconciliation.

Reconciliation of Non-GAAP Financial Measures
Quarter Ended March 31, 2022
GAAP net investment income per share	$0.32
Plus one-time merger related expenses per share	$0.03
Adjusted net investment income per share	$0.35

Net Realized and Unrealized Gain (Loss)

Net realized and unrealized gains (losses) for the fiscal quarters ended March 31, 2022 and 2021 totaled ($12.0) million and $6.0 million, respectively.

Net Increase in Net Assets Resulting From Operations

For the quarters ended March 31, 2022 and 2021, the Company had a net increase in net assets resulting from operations of $1.5 million and $21.5 million, respectively. For the quarters ended March 31, 2022 and 2021, earnings per average share were $0.04 and $0.51, respectively.

Liquidity and Capital Resources

Unsecured Debt

On January 6, 2022, SLRC closed a private offering of $135 million of the 2027 Series F Unsecured Notes with a fixed interest rate of 3.33% and a maturity date of January 6, 2027. At March 31, 2022, over 77% of the Company’s funded debt, or $631 million, was comprised of fixed rate unsecured notes.

Credit Facilities and Available Capital

At March 31, 2022, the Company had $184 million drawn on its $700 million revolving credit facility and had approximately $9.1 million in cash on hand. Including cash on hand and credit facility capacity at SLRC, SLR-CS, SLR-EF, and KBH, the Company had access to $765 million of available capital, subject to borrowing base limitations.

Leverage

On March 31, 2022, the Company’s net debt-to-equity was 0.98x. SLRC’s current leverage provides a significant cushion to its regulatory asset coverage limit of 2.0x debt-to-equity as well as its target leverage ratio of 0.9x – 1.25x. Pro forma for the merger with SUNS, SLRC’s net leverage ratio at March 31, 2022 would be 0.90x.

Unfunded Commitments

At March 31, 2022, excluding commitments to SLR-CS and SLR-EF, the Company had unfunded commitments of $179.6 million, including $23.3 million of revolver commitments.

Recent Developments

Merger

On April 1, 2022, SLRC completed its previously announced acquisition of SUNS. In accordance with the terms of the merger agreement, at the effective time of the merger, each outstanding share of SUNS’ common stock was converted into the right to receive 0.7796 shares of our common stock (with SUNS’ stockholders receiving cash in lieu of fractional shares of our common stock). As a result of the merger, SLRC issued an aggregate of 12,511,825 shares of common stock to former SUNS stockholders.

Permanent Reduction in Base Management Fee

On April 1, 2022, in connection with the consummation of the merger with SUNS, SLRC entered into a letter agreement pursuant to which SLR Capital Partners, LLC, our investment adviser (“SLR Capital Partners”), voluntarily agreed to a permanent 25 basis point reduction of the annual base management fee rate payable by us to SLR Capital Partners pursuant to the investment advisory agreement by and between us and SLR Capital Partners, resulting in an annual base management fee rate payable by the Company to SLR Capital Partners of 1.50% on gross assets up to 200% of SLRC’s total net assets. We retained the annual base management fee rate payable by the Company to SLR Capital Partners of 1.00% on gross assets that exceed 200% of SLRC’s total net assets.

Assumption of SUNS Credit Facility

On April 1, 2022, SLRC assumed SUNS’ revolving credit facility, effective as of the closing of the merger with SUNS. Currently, the commitment under SUNS’ revolving credit facility is $225 million; however, the commitment can be expanded up to $600 million. The stated interest rate on SUNS’ credit facility is LIBOR plus 2.00%-2.50% with no LIBOR floor requirement and the current final maturity date is June 1, 2026.

Assumption of SUNS Notes

On April 1, 2022, SLRC entered into an assumption agreement (the “Note Assumption Agreement”), effective as of the closing of the merger with SUNS. The Note Assumption Agreement relates to the Company’s assumption of $85 million in aggregate principal amount of five-year, 3.90% senior unsecured notes, due March 31, 2025. Interest on these notes is due semi-annually on March 31 and September 30.

Timing of Distributions

On April 1, 2022, SLRC adjusted the timing of its distributions from quarterly to monthly, effective as of the closing of the merger with SUNS. On April 4, 2022, the Board declared a monthly distribution of $0.136667 per share which was paid on May 3, 2022 to holders of record as of April 21, 2022. On May 3, 2022, the Board declared a monthly distribution of $0.136667 per share payable on June 2, 2022 to holders of record as of May 19, 2022.

Share Repurchase Program

On May 3, 2022, SLRC’s Board authorized the Company to adopt a program for the purpose of repurchasing up to $50 million of SLRC’s outstanding shares of common stock. Under the repurchase program, the Company may, but is not obligated to, repurchase shares of SLRC’s outstanding common stock in the open market from time to time provided the Company’s compliance with its code of ethics and the guidelines specified in Rule 10b-18 of the Securities Exchange Act of 1934, as amended, including certain price, market volume and timing constraints. In addition, any repurchases will be conducted in accordance with the Investment Company Act of 1940, as amended. Unless amended or extended by our Board, the repurchase program is expected to be in place until the earlier of May 1, 2023 or until $50 million of our outstanding shares of common stock have been repurchased. The timing and number of shares to be repurchased will depend on a number of factors, including market conditions. There are no assurances that the Company will engage in any repurchases.

Financial Statements and Tables

SLR Investment Corp.
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(in thousands, except share amounts)

	March 31, 2022 (unaudited)	December 31, 2021
Assets
Investments at fair value:
Companies less than 5% owned (cost: $956,039 and $985,088, respectively)	$921,831	$964,379
Companies more than 25% owned (cost: $708,850 and $711,865, respectively)	704,642	706,203
Cash	9,075	2,935
Cash equivalents (cost: $579,829 and $320,000, respectively)	579,829	320,000
Dividends receivable	9,001	9,028
Interest receivable	7,244	6,521
Receivable for investments sold	735	1,378
Prepaid expenses and other assets	927	567

Total assets.	$2,233,284	$2,011,011

Liabilities
Debt ($815,000 and $818,500 face amounts, respectively, reported net of unamortized debt issuance costs of $6,142 and $6,462, respectively	$808,858	$812,038
Payable for investments and cash equivalents purchased	579,870	320,041
Distributions payable	‒	17,327
Management fee payable	7,216	7,435
Performance-based incentive fee payable	‒	1,864
Interest payable	8,062	4,492
Administrative services expense payable	520	2,689
Other liabilities and accrued expenses	2,341	2,844
Total liabilities	$1,406,867	$1,168,730

Net Assets
Common stock, par value $0.01 per share, 200,000,000 and 200,000,000 common shares authorized, respectively, and 42,260,826 and 42,260,826 shares issued and outstanding, respectively	$423	$423
Paid-in capital in excess of par	936,999	936,999
Accumulated distributable net loss	(111,005)	(95,141)

Total net assets	$826,417	$842,281

Net Asset Value Per Share	$19.56	$19.93

SLR Investment Corp.
CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in thousands, except share amounts)

	Three months ended
	March 31, 2022	March 31, 2021
INVESTMENT INCOME:
Interest:
Companies less than 5% owned	$20,662	$20,832
Companies more than 25% owned	2,561	2,885
Dividends:
Companies less than 5% owned	‒	133
Companies more than 25% owned	9,715	9,575
Other income:
Companies less than 5% owned	63	2,462
Companies more than 25% owned	5	‒

Total investment income	33,006	35,887

EXPENSES:
Management fees..	7,216	6,810
Performance-based incentive fees	‒	3,867
Interest and other credit facility expenses	8,328	7,229
Administrative services expense	1,183	1,360
Other general and administrative expenses	2,801	1,155

Total expenses	19,528	20,421

Net investment income	$13,478	$15,466

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS AND CASH EQUIVALENTS:
Net realized gain (loss) on investments and cash equivalents (companies less than 5% owned)	$30	$(366)

Net change in unrealized gain (loss) on investments and cash equivalents:
Companies less than 5% owned	(13,498)	6,046
Companies more than 25% owned	1,453	364

Net change in unrealized gain (loss) on investments and cash equivalents	(12,045)	6,410

Net realized and unrealized gain (loss) on investments and cash equivalents	(12,015)	6,044

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$1,463	$21,510

EARNINGS PER SHARE	$0.04	$0.51

About SLR Investment Corp.

SLR Investment Corp. is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. A specialty finance company with expertise in several niche markets, the Company primarily invests directly and indirectly in leveraged, U. S. middle market companies in the form of cash flow senior secured loans including first lien and second lien debt instruments and asset-based loans including senior secured loans collateralized on a first lien basis primarily by current assets.

Forward-Looking Statements

Some of the statements in this press release constitute forward-looking statements because they relate to future events, future performance or financial condition. The forward-looking statements may include statements as to: future operating results of SLRC and SUNS and distribution projections; business prospects of SLRC and SUNS and the prospects of their portfolio companies; and the impact of the investments that SLRC and SUNS expect to make. In addition, words such as “anticipate,” “believe,” “expect,” “seek,” “plan,” “should,” “estimate,” “project” and “intend” indicate forward-looking statements, although not all forward-looking statements include these words. The forward-looking statements contained in this press release involve risks and uncertainties. Certain factors could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with (i) the expected synergies and savings associated with the two-step merger of SUNS with and into SLRC (the “Merger”); (ii) the ability to realize the anticipated benefits of the Merger, including the expected elimination of certain expenses and costs due to the Merger; (iii) the risk that shareholder litigation in connection with the Merger may result in significant costs of defense and liability; (iv) changes in the economy, financial markets and political environment; (v) risks associated with possible disruption in the operations of SLRC or the economy generally due to terrorism, natural disasters or the COVID-19 pandemic; (vi) future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities); (vii) conditions in SLRC’s operating areas, particularly with respect to business development companies or regulated investment companies; (viii) general considerations associated with the COVID-19 pandemic; and (ix) other considerations that may be disclosed from time to time in SLRC’s publicly disseminated documents and filings. SLRC has based the forward-looking statements included in this press release on information available to it on the date of this press release, and SLRC assumes no obligation to update any such forward-looking statements. Although SLRC undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that it may make directly to you or through reports that SLRC in the future may file with the Securities and Exchange Commission, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Contact
SLR Investment Corp.
Investor Relations
(646) 308-8770